Exhibit 99.1

Telesis Bio Secures Financing of $28.0 Million

Up to an Additional $46.2 Million Available Through Warrant Exercise

Led by Novalis LifeSciences LLC with participation from NorthPond Ventures, M-185 Corporation and BroadOak Capital Partners

SAN DIEGO, May 31, 2023 (GLOBE NEWSWIRE) — Telesis Bio Inc. (NASDAQ: TBIO), a leader in molecular biology automation solutions for multi-omic and synthetic biology applications, today announced it has signed a securities purchase agreement with a syndicate of healthcare-focused institutional investors that have agreed to provide initial upfront funding of $28.0 million in gross proceeds to Telesis Bio through a private placement of redeemable convertible preferred stock. The private placement also includes the issuance of warrants that, if cash exercised, would provide Telesis Bio with another $46.2 million in gross proceeds.

The financing is led by Novalis LifeSciences LLC with participation from Northpond Ventures, BroadOak Capital Partners and M-185 Corporation, an affiliate of the Company’s Chief Executive Officer and Founder, Todd R. Nelson, PhD.

Under the terms of the Redeemable Convertible Preferred Stock and Warrant Purchase Agreement, immediately following the closing of the financing, Paul Meister, a partner at Novalis LifeSciences LLC, will be appointed to the Company’s board of directors, increasing the size of its board of directors from seven to eight.

“We are pleased to announce this financing led by Novalis LifeSciences LLC with strong support from existing investors,” shared Todd R. Nelson, CEO and Founder of Telesis Bio. “Paul Meister’s tenure in the industry as a veteran executive and board member at notable companies such as Syneos Health, Fisher Scientific and ThermoFisher Scientific, will be a valuable asset to the shareholders of Telesis Bio as we seek to increase shareholder value and approach profitability in the 2024 timeframe.”

“The company’s innovative BioXp automation solutions are still in the early stages of adoption within targeted discovery workflows including biologics, cell and gene therapy and genome engineering. The value proposition to researchers will only continue to increase as the demands within the multi-omics and synthetic biology markets continues,” stated Paul Meister. “I am grateful for the opportunity to join this esteemed board of directors and support the Company’s vision for the BioXp platform.”

“While we believe strongly in our ability to grow our BioXp installed base and are confident that we can achieve our long-term revenue and profitability goals, we are adjusting expectations for the company’s financial performance for the remainder of 2023, as we continue to see challenging headwinds that may impact our revenue results,” Nelson shared. “We now anticipate full year revenue for the company to be approximately $35 million and operating expenses, including non-cash and one-time charges to be approximately $55 million. Gross margin expectations of approximately 57% remain unchanged.”

The Company intends to use the proceeds from the financing for general corporate purposes. The financing is expected to close on June 2, 2023, subject to the satisfaction of customary closing conditions.

Please refer to the Company’s Form 8-K to be filed with the Securities and Exchange Commission for the complete terms of the financing.

THIS RELEASE DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITY. THE SECURITIES OFFERED HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD IN THE UNITED STATES OR ANY STATE THEREOF ABSENT REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR AN APPLICABLE EXEMPTION FROM REGISTRATION REQUIREMENTS.

About Telesis Bio

Telesis Bio is empowering scientists with the ability to create novel, synthetic biology-enabled solutions for many of humanity’s greatest challenges. As inventors of the industry-standard Gibson Assembly® method and the first commercial automated benchtop DNA and mRNA synthesis system, Telesis Bio is enabling rapid, accurate and reproducible writing of DNA and mRNA for numerous downstream markets. The award-winning BioXp® system consolidates, automates, and optimizes the entire synthesis, cloning and amplification workflow. As a result, it delivers virtually error-free synthesis of DNA and RNA at scale within days and hours instead of weeks or months. Scientists around the world are using the technology in their own laboratories to accelerate the design-build-test paradigm for novel, high-value products for precision medicine, biologics drug discovery, vaccine and therapeutic development, genome editing, and cell and gene therapy. Telesis Bio is a public company based in San Diego. For more information, visit www.telesisbio.com.

Telesis Bio, the Telesis Bio logo, Gibson Assembly, and BioXp are trademarks of Telesis Bio Inc.

About Novalis LifeSciences LLC

Novalis LifeSciences LLC is a boutique investment and advisory firm that was founded in 2017 by Marijn E. Dekkers. With a team of experienced operating executives from the Life Science industry, Novalis funds and advises visionary Life Science entrepreneurs. The firm has approximately $500M under management in two investment funds.

Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts contained herein are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements include statements and guidance regarding Telesis Bio’s future financial performance, the completion, timing and size of the financing, the anticipated use of proceeds from the financing, as well as statements regarding the future release and success of new and existing products and services. Such statements are based on current assumptions that involve risks and uncertainties that could cause actual outcomes and results to differ materially. These risks and uncertainties, many of which are beyond our control, include risks described in the section entitled Risk Factors and elsewhere in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (SEC) on March 22, 2023, as amended on May 1, 2023 and May 17, 2023 and in our Quarterly Report on Form 10-Q, which was filed with the SEC on May 12, 2023. These forward-looking statements speak only as of the date hereof and should not be unduly relied upon. Telesis Bio disclaims any obligation to update these forward-looking statements.

Contact:

Jen Carroll

Vice President of Investor Relations

jen.carroll@telesisbio.com